Exhibit 4.64
[**]: THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PREVIOUSLY GRANTED BY THE COMMISSION AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.
FIRST AMENDMENT
TO AIRPORT CORPORATE CENTER OFFICE LEASE
     THIS FIRST AMENDMENT TO AIRPORT CORPORATE CENTER OFFICE LEASE AGREEMENT (“First Amendment”) is made as of this 1st day of December, 2006, by and between HINES REIT AIRPORT CORPORATE CENTER LLC, a Delaware limited liability company (“Landlord”), and NCL (BAHAMAS) LTD., a Bermuda company D/B/A NORWEGIAN CRUISE LINE (“Tenant”).
RECITALS
     A.     Landlord and Tenant entered into that certain Airport Corporate Center Office Lease Agreement dated December 1, 2006 (the “Lease”), under which Tenant leases 208,737 Rentable Square Feet (the “Existing Premises”) consisting of: (A) 125,806 Rentable Square Feet in the building known as 7665 Corporate Center Drive (N.W. 19th Street), Miami, Florida (“Building 11”), and (B) 82,931 Rentable Square Feet in the building known as 7650 Corporate Center Drive (N.W. 19th Street), Miami, Florida (“Building 10”).
     B.     Landlord and Tenant desire to enter into this First Amendment for the purposes of modifying the terms of the Lease and for the other purposes set forth herein.
TERMS
     NOW THEREFORE, for Ten Dollars ($10.00) and for the covenants and conditions of this First Amendment, the receipt and sufficiency of which are acknowledged, Landlord and Tenant agree as follows:
     1.     Recitals. The foregoing recitals are correct and are incorporated herein by this reference.
     2.     Terms. All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Lease.
     3.     Building 10 Third Floor Premises. The Existing Premises include the space designated as Suite 301 containing 2,321 rentable square feet, and located on the third (3rd) floor of Building 10 (the “Building 10 Third Floor Premises”). The Building 10 Third Floor Premises are currently leased by another tenant (the “Existing Tenant”) under a lease that expires on March 31, 2007 (the “Existing Lease Expiration Date”). Tenant is currently subleasing and occupying the Building 10 Third Floor Premises. Landlord is engaged in negotiations with the Existing Tenant to terminate such lease with respect to the Building 10 Third Floor Premises simultaneously with Tenant’s termination of the sublease. If, however, the Existing Tenant does not terminate the Building 10 Third Floor Premises on or before December 1, 2006, then the Commencement Date under the Lease shall be delayed only with respect to the Building 10 Third Floor Premises until such time as the termination or expiration of the Lease and sublease has occurred.
[SIGNATURES ON FOLLOWING PAGES]

     IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first written above.

TENANT:

NCL (BAHAMAS) LTD., a Bermuda company D/B/A NORWEGIAN CRUISE LINE

Witnesses:

/s/ James Travers		By:	/s Mark E. Warren
Print Name:	James Travers	Name:	Mark E. Warren

		Title:	Executive Vice President & General Counsel

/s/ George Chesney
Print Name:	George Chesney

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

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LANDLORD:

HINES REIT AIRPORT CORPORATE CENTER LLC, a Delaware limited liability company or its affiliate

		By:	HINES REIT PROPERTIES, L.P., a Delaware limited partnership Its Sole Member

			By:	HINES REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation Its General Partner

Witnesses:

/s/ David Steinbach				By:	/s/ Signature Illegible
Print Name: David Steinbach					Frank Apollo

Its: Chief Accounting Officer

/s/ Todd Haines
Print Name:	Todd Haines

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Exhibit 4.64
SECOND AMENDMENT
TO AIRPORT CORPORATE CENTER OFFICE LEASE
     THIS SECOND AMENDMENT TO AIRPORT CORPORATE CENTER OFFICE LEASE AGREEMENT (this “Amendment”) is made as of this 22nd day of March, 2007, by and between HINES REIT AIRPORT CORPORATE CENTER LLC, a Delaware limited liability company (“Landlord”), and NCL (BAHAMAS) LTD., a Bermuda company D/B/A NORWEGIAN CRUISE LINE (“Tenant”).
RECITALS
     A.     Landlord and Tenant entered into that certain Airport Corporate Center Office Lease Agreement dated December 1, 2006, as amended by that certain First Amendment dated December 1, 2006 (the “Lease”), under which Tenant leases 208,737 Rentable Square Feet (the “Existing Premises”) consisting of: (A) 125,806 Rentable Square Feet in the building known as 7665 Corporate Center Drive (N.W. 19th Street), Miami, Florida (“Building 11”), and (B) 82,931 Rentable Square Feet in the building known as 7650 Corporate Center Drive (N.W. 19th Street), Miami, Florida (“Building 10”).
     B.     Landlord and Tenant desire to enter into this Amendment for the purposes of expanding the Existing Premises, modifying the terms of the Lease and for the other purposes set forth herein.
TERMS
     NOW THEREFORE, for Ten Dollars ($10.00) and for the covenants and conditions of this Amendment, the receipt and sufficiency of which are acknowledged, Landlord and Tenant agree as follows:
     1.     Recitals. The foregoing recitals are correct and are incorporated herein by this reference.
     2.     Terms. All capitalized terms used herein but not defined herein shall have the meaning ascribed to such terms in the Lease.
     3.     Expansion. Effective as of April 1, 2007 (the “Expansion Space Commencement Date”) and continuing through and including January 31, 2019 (the “Expansion Term”), there shall be added to the Lease the following space (the “Expansion Space”):
4,534 square feet of Rentable Square Feet designated as Suites 230 and 250 on the second (2nd) floor of Building 10 and as generally described or depicted on Exhibit A, attached hereto and incorporated herein.

Effective as of the Expansion Space Commencement Date and throughout the Expansion Term: (A) the term “Leased Premises” shall mean both the Expansion Space and the Existing Premises, which Landlord and Tenant hereby stipulate to be 213,271 square feet of RSF (which figure shall not be subject to recalculation or remeasurement), (B) Landlord and Tenant hereby stipulate that the total Rentable Square Feet of Building 10 is 125,822 (which figure shall not be subject to recalculation or remeasurement), (C) the Expansion Space and Tenant’s use and occupancy thereof shall be subject to all of the terms, covenants, conditions and provisions of the Lease, as modified hereby, and (D) the Expansion Space shall be deemed for all purposes to be a part of the Leased Premises demised under the Lease.
     4.     Rental. Tenant’s obligations to pay the Expansion Space Base Rent (as hereinafter defined) and the Additional Rent for the Expansion Space shall commence on the Expansion Space Commencement Date. Tenant shall pay Landlord the base rent for the lease of the Expansion Space in accordance with the terms set forth in Section 10.1 of the Lease and as set forth in Exhibit B attached hereto and incorporated herein (the “Expansion Space Base Rent”). In addition to the Expansion Space Base Rent, Tenant shall also be obligated to pay Additional Rent for the Expansion Space, including, without limitation, Tenant’s pro rata share of Operating Expenses and parking rental pursuant to the terms of the Lease as amended hereby. The Expansion Space Base Rent and Additional Rent for the Expansion Space shall be due and payable pursuant to the terms of the Lease.
     5.     Tenant Improvement Allowance. Tenant shall receive a prorated tenant improvement allowance for the Expansion Space in an amount equal to [**] per RSF within the Expansion Space in accordance with the terms and conditions set forth in Section 10.1 of the Lease (the “Expansion Allowance”). Tenant shall be solely responsible for the construction of all leasehold improvements to the Expansion Space, all of which shall be constructed and performed by Tenant in accordance with the terms and conditions of the Lease, including in particular with the terms and conditions set forth on Exhibit E to the Lease. The Expansion Allowance shall be disbursed in the manner specified in Section 5.1(a) of the Lease.
     6.     Security Deposit. Within ten (10) days after the execution of this Amendment by Tenant, Tenant shall deliver to Landlord a clean, irrevocable letter of credit (the “Expansion Letter of Credit”) established in Landlord’s (and its successors’ and assigns’) favor in the amount of [**] (the “Expansion Letter of Credit Amount”), issued by a federally insured banking or lending institution reasonably acceptable to Landlord and in the form and substance of Exhibit H to the Lease. The Expansion Letter of Credit shall specifically provide for partial draws and shall by its terms be transferable by the beneficiary thereunder. If Tenant fails to make any payment of rent or other charges due to Landlord under the terms of the Lease, as amended hereby, or otherwise defaults thereunder, beyond any applicable notice and cure period, Landlord, at Landlord’s option, may make a demand for payment under the Expansion Letter of Credit in an amount equal to the amounts then due and owing to Landlord under the Lease, as amended hereby. In the event that Landlord draws upon the Expansion Letter of Credit, Tenant shall present to Landlord a replacement Expansion Letter of Credit in the full Expansion Letter of Credit Amount satisfying all of the terms and conditions of this paragraph within twenty (20) days after receipt of notice from Landlord of such draw. Tenant’s failure to do so within such 20-day period will constitute a default under the Lease, as amended hereby, (Tenant hereby waiving any additional notice and grace or cure period), and upon such default Landlord shall be entitled to immediately exercise all rights and remedies available to it

2

hereunder, at law or in equity. In the event that the Expansion Letter of Credit has an expiration date earlier than the expiration date of this Amendment and Tenant has not presented to Landlord a replacement Expansion Letter of Credit which complies with the terms and conditions of the Lease on or before thirty (30) days prior to the expiration date of any such Expansion Letter of Credit then held by Landlord, then Tenant shall be deemed in default hereunder and Landlord, in addition to all other rights and remedies provided for hereunder, shall have the right to draw upon the Expansion Letter of Credit then held by Landlord and any such amount paid to Landlord by the issuer of the Expansion Letter of Credit shall be held by Landlord as security for the performance of Tenant’s obligations hereunder. Any interest earned on such amounts shall be the property of Landlord. Landlord’s election to draw under the Expansion Letter of Credit and to hold the proceeds of the drawing under the Expansion Letter of Credit shall not be deemed a cure of any default by Tenant under the Lease, as amended hereby, and shall not relieve Tenant from its obligation to present to Landlord a replacement Expansion Letter of Credit which complies with the terms and conditions of this Amendment. Tenant acknowledges that any proceeds of a draw made under the Expansion Letter of Credit and thereafter held by Landlord may be used by Landlord to cure or satisfy any obligation of Tenant hereunder as if such proceeds were instead proceeds of a draw made under a Expansion Letter of Credit that remained outstanding and in full force and effect at the time such amounts are applied by Landlord to cure or satisfy any such obligation of Tenant. Tenant hereby affirmatively disclaims any interest Tenant has, may have, claims to have, or may claim to have in any proceeds drawn by Landlord under the Expansion Letter of Credit and held in accordance with the terms hereof. Without limiting the generality of the foregoing, Tenant expressly acknowledges and agrees that at the end of the term of Lease, as amended hereby (whether by expiration or earlier termination hereof), and if Tenant is not then in default under the Lease, as amended hereby, beyond any applicable notice and cure periods, Landlord shall return to the issuer of the Expansion Letter of Credit or its successor (or as such issuer may direct in writing) any remaining and unapplied proceeds of any prior draws made under the Expansion Letter of Credit, and Tenant shall have no rights, residual or otherwise, in or to such proceeds.
     7.     Termination of Original Lease. Tenant and Landlord hereby agree that the Original Lease shall be terminated effective at midnight on March 31, 2007 as to Suite 230 and Suite 250 of Building 10 only which consists of 4,534 RSF. As such, the parties hereto agree that as of the Expansion Space Commencement Date the Original Lease only as to Suite 230 and Suite 250 of Building 10 which consists of 4,534 RSF shall of no further force and effect.
     8.     Brokers. Tenant hereby warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than Studley, Inc. (as Agent) and Travers Realty, Inc. (as subagent of Studley, Inc.) representing Tenant, and Hines Interests Limited Partnership, representing Landlord (collectively, “Broker”). Each party agrees to indemnify and hold the other party harmless from and against the claims of any real estate broker, except for that outlined above with Broker, making claims by, through or under such party.
     9.     Entire Agreement. The Lease, as amended by this Amendment, constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof. The terms and conditions of this Amendment may not be changed, altered or modified except by an instrument in writing signed by the party against whom enforcement of such change would be sought. The Lease, as amended by this Amendment, shall be binding upon the parties hereto and their respective successors and permitted assigns.

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     10.     Miscellaneous.
          A.     This Amendment shall be construed and governed in accordance with the laws of the State of Florida. All of the parties to this Amendment have participated fully in the negotiation and preparation hereof and, accordingly, this Amendment shall not be more strictly construed against any one of the parties hereto.
          B.     In the event any term or provision of this Amendment be determined by appropriate judicial authority to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or be construed as deleted as such authority determines, and the remainder of this Amendment shall be construed to be in full force and effect.
          C.     In construing this Amendment, the singular shall be held to include the plural, the plural shall include the singular, and the use of any gender shall include every other and all genders.
          D.     Descriptive headings contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Amendment.
          E.     This Amendment may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
          F.     Tenant hereby represents and warrants to Landlord that: (i) Tenant has the full right and authority to enter into this Amendment; (ii) this Amendment is a binding and valid document enforceable in accordance with its terms; (iii) Tenant has not assigned, transferred or subleased its interest in the Leased Premises; and (iv) Tenant has not taken any action that would result in a lien being filed against the interest of either Landlord or Tenant in the Leased Premises.
          G.     This Amendment shall be deemed a part of the Lease, but shall take precedence over and supersede any provisions to the contrary contained in the Lease. Except as modified hereby, all of the provisions of the Lease, which are not in a conflict with the terms of this Amendment shall remain in full force and effect, including without limitation Section 8.4 of the Lease (which shall also apply with respect to all provisions of this Amendment). As modified hereby, the Lease is hereby ratified and confirmed in all respects.
     11.     Effect of Delivery. This Amendment shall not be effective, and shall not be relied upon by either party, until such time as it has been executed by a duly authorized officer of both Tenant and Landlord and a copy of this Amendment, which has been fully executed by both Landlord and Tenant, is delivered to Tenant.
     12.     WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE LEASE, ANY OTHER RELATED DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AMENDMENT OR THE OTHER RELATED DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF UNLESS THE FAILURE TO RAISE THE SAME WOULD CONSTITUTE A WAIVER THEREOF.

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

TENANT:

NCL (BAHAMAS) LTD., a Bermuda company D/B/A NORWEGIAN CRUISE LINE

Witnesses:

/s/ Sandra Dominguez		By:	/s/ Mark E. Warren
Print Name:	Sandra Dominguez	Name:	Mark E. Warren

		Title:	EVP, General Counsel & Assistant Secretary

/s/ Fatima Kievski
Print Name:	Fatima Kievski

LANDLORD:

HINES REIT AIRPORT CORPORATE CENTER LLC, a Delaware limited liability company or its affiliate

		By:	HINES REIT PROPERTIES, L.P., a Delaware limited partnership Its Sole Member

			By:		HINES REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation Its General Partner

Witnesses:

/s/ Signature Illegible				By:	/s/ Signature Illegible
Print Name:					Frank Apollo

Its: Chief Accounting Officer

/s/ Renee Watson
Print Name:	Renee Watson

5

EXHIBIT A
EXPANSION SPACE

6

EXHIBIT B
EXPANSION SPACE BASE RENT

	Base Rent	Rentable
Lease Year	(Per Annum Rate per RSF)	Square Feet
1* 2 3	[**] [**] [**]	4,534 4,534 4,534
4 5 6	[**] [**] [**]	4,534 4,534 4,534
7	[**]	4,534
8 9 10	[**] [**] [**]	4,534 4,534 4,534
11 12	[**] [**]	4,534 4,534
13**	[**]	4,534

Notes:	(a)	Each “Lease Year” is a calendar year of 365/6 days.

	(b)	In addition to the Expansion Space Base Rent, Tenant shall also be obligated to pay Additional Rent for the Expansion Space, including, without limitation, Tenant’s pro rata share of Operating Expenses and parking rental pursuant to the terms of the Lease, as amended hereby.

	*	The first lease year refers to the eight-month period commencing on the Expansion Space Commencement Date and continuing until November 30, 2007.

	**	This lease year is only a two-month period.

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Exhibit 4.64
THIRD AMENDMENT
TO AIRPORT CORPORATE CENTER OFFICE LEASE
     THIS THIRD AMENDMENT TO AIRPORT CORPORATE CENTER OFFICE LEASE AGREEMENT (this “Amendment”) is made as of this 31st day of July, 2007 (the “Effective Date”), by and between HINES REIT AIRPORT CORPORATE CENTER LLC, a Delaware limited liability company (“Landlord”), and NCL (BAHAMAS) LTD., a Bermuda company D/B/A NORWEGIAN CRUISE LINE (“Tenant”).
RECITALS
     A.     Landlord and Tenant entered into that certain Airport Corporate Center Office Lease Agreement dated December 1, 2006, as amended by that certain First Amendment dated December 1, 2006, that certain Second Amendment dated March 20, 2007 (collectively, the “Lease”), under which Tenant leases 213,271 Rentable Square Feet (the “Existing Premises”) consisting of: (A) 125,806 Rentable Square Feet in the building known as 7665 Corporate Center Drive (N.W. 19th Street), Miami, Florida, and (B) 87,465 Rentable Square Feet in the building known as 7650 Corporate Center Drive (N.W. 19th Street), Miami, Florida.
     B.     Landlord and Tenant desire to enter into this Amendment for the purposes of expanding the Premises and modifying the terms of the Lease and for the other purposes set forth herein.
TERMS
     NOW THEREFORE, for Ten Dollars ($10.00) and for the covenants and conditions of this Amendment, the receipt and sufficiency of which are acknowledged, Landlord and Tenant agree as follows:
     1.     Recitals. The foregoing recitals are correct and are incorporated herein by this reference.
     2.     Terms. All capitalized terms used herein but not defined herein shall have the meaning ascribed to such terms in the Lease.
     3.     Storage Space. The following space (the “Storage Space”) shall be added to the Lease, as follows:
          (a) Temporary Storage Space. Effective as of July 1, 2007 (the “Storage Space Commencement Date”), 6,029 square feet of Rentable Square Feet, designated as Bay G, in the building located at 7400 Corporate Center Drive (N.W. 19th Street), Miami, Florida (“Building 7”) and as generally described or depicted on Exhibit A-1, attached hereto and incorporated herein (the “Temporary Storage Space”) shall be added to the Lease.

          (b) Permanent Storage Space. The Landlord shall demise the Permanent Storage Space (as hereinafter defined) at Landlord’s sole expense. After the Permanent Storage Space (as hereinafter defined) is demised, the Landlord will provide written notice to Tenant that the Permanent Storage Space (as hereinafter defined) is ready for immediate occupancy by Tenant (the “Occupancy Date”). Such Permanent Storage Space is defined as 9,476 square feet of Rentable Square Feet, designated as Bay B, in the building located at 7245 Corporate Center Drive (N.W. 19th Street), Miami, Florida (“Building 3”) and as generally described or depicted on Exhibit A-2, attached hereto and incorporated herein (the “Permanent Storage Space”). Upon Tenant’s occupancy of the Permanent Storage Space, the Permanent Storage Space shall be added to the Lease, and the Temporary Storage Space shall be automatically deleted from the Lease, effective as of the Occupancy Date; provided however, that if Tenant fails to surrender to Landlord the Temporary Storage Space on or before the Occupancy Date in accordance with the standards for surrender as set forth in Section 1.5 of the Lease, then Tenant shall be deemed to be in holdover pursuant to Section 7.7 of the Lease with respect to the Temporary Storage Space.
     4.     Term. Subject to and upon the terms and conditions set forth herein, or in any exhibit hereto, the term relating to the lease of Storage Space as set forth in this Amendment shall commence on the Storage Space Commencement Date and shall expire on June 30, 2012 (the “Storage Space Term”).
     5.     Leased Premises. Effective as of the Storage Space Commencement Date and throughout the Storage Space Term: (A) the term “Leased Premises” shall mean both the Storage Space (whether it be the Temporary Storage Space or the Permanent Storage Space) and the Existing Premises, (B) the Storage Space and Tenant’s use and occupancy thereof shall be subject to all of the terms, covenants, conditions and provisions of the Lease, as modified hereby; and (C) the Storage Space shall be deemed for all purposes to be a part of the Leased Premises demised under the Lease.
     6.     Rental. Tenant’s obligations to pay the Storage Space Base Rental (as hereinafter defined) and the Additional Rental for the Storage Space shall commence on the Storage Space Commencement Date. Tenant shall pay Landlord the base rent for the lease of the Storage Space in accordance with Exhibit B attached hereto and incorporated herein (the “Storage Space Base Rental”). In addition to the Storage Space Base Rental, Tenant shall also be obligated to pay Additional Rental for the Storage Space, including, without limitation, Tenant’s Percentage Share of Storage Space Operating Expenses set forth on Exhibit C attached hereto, pursuant to the terms of the Lease as amended hereby. The Storage Space Base Rental and Additional Rental for the Storage Space shall be due and payable pursuant to the terms of the Lease.
     7.     Utilities. Tenant shall be solely responsible for the maintenance and expenses of all utilities used or consumed in or servicing the Storage Space (the “Storage Space Utilities”), including but not limited to water and sewer services, trash removal and janitorial services, and all costs and charges for gas, steam, electricity, fuel, light, power, telephone, heating, ventilating and air conditioning services and any other utility or service used or consumed in or servicing the Storage Space. Tenant shall be solely responsible for promptly paying all rents and charges for the Storage Space Utilities used or consumed in or servicing the Storage Space and all other costs and expenses involved in the care, management and use thereof. If Tenant fails to pay any utility bills or charges, Landlord may, at its option and upon notice to Tenant, pay the same and in such event, the amount of such payment, together with interest thereon at the interest rate set forth in Section 2.1(c) of the Lease, from the date of such payment by Landlord, shall be added to Tenant’s next due payment as Tenant’s Additional Rental.

     8.     Landlord’s Relocation Right. Upon ninety (90) days’ written notice to Tenant, Landlord may substitute for the Storage Space other premises in the Project (the “New Premises”), in which event the New Premises shall be deemed to be the Storage Space for all purposes hereunder, provided:
          (a)     The New Premises shall be similar in size and shall either have substantially the same configuration as the Storage Space or a configuration substantially as usable for the purposes for which the Storage Space are being used by Tenant or, if possession of the Storage Space has not yet been delivered to Tenant, then for the purposes for which the Storage Space are to be used by Tenant;
          (b)     The Storage Space Base Rental shall not be reduced upon substitution of the New Premises for the Storage Space, however, Tenant’s Percentage Share of the Storage Space Operating Costs shall be recalculated and adjusted based on the rentable square feet of the New Premises. At Landlord’s request, Tenant shall execute an amendment to the Lease confirming the substitution of the New Premises as the Storage Space.
          (c)     Tenant shall not be entitled to any compensation for any inconvenience or interference with Tenant’s business, nor to any abatement or reduction in Rental or other sums payable by Tenant hereunder, nor shall Tenant’s obligations under this Lease be otherwise affected, as a result of the substitution of the New Premises, except that Landlord shall pay Tenant’s reasonable relocation cost to the New Premises. Tenant agrees to reasonably cooperate with Landlord so as to facilitate the prompt completion by Landlord of its obligations under this Section. Without limiting the generality of the preceding sentence, Tenant agrees to promptly provide to Landlord reasonably required approvals, instructions, plans, specifications and other information as may be reasonably requested by Landlord in connection with such obligations. At Landlord’s request, Tenant shall execute a supplement to this Lease confirming the substitution of the New Premises for the Storage Space.
     9.     As-Is. Tenant accepts the Storage Space in AS-IS condition. Tenant shall be solely responsible for the construction of any leasehold improvements to the Storage Space, all of which shall be constructed and performed by Tenant in accordance with the terms and conditions of the Lease. Tenant shall not install any improvements which are not compatible with Landlord’s plans and specifications for the Building or which are not approved by Landlord or Landlord’s architect (which approval shall not be unreasonably withheld so long as these do not affect the Building structure, the Building systems, and are not visible from the exterior of the Storage Space).
     10.     Termination. Upon mutual execution by Tenant and Landlord of an amendment to the Lease wherein Tenant leases approximately 10,000 to 12,000 square feet in the Project for the purpose of utilizing such space as a day-care center, Tenant may then elect, upon not less than ten (10) days’ written notice to Landlord, to terminate the Storage Space, which termination shall be effective upon Tenant surrendering to Landlord the Storage Space in accordance with the standards for surrender as set forth in Section 1.5 of the Lease.

     11.     Parking. Notwithstanding anything in the Lease to the contrary, Tenant’s lease of the Storage Space shall not entitle Tenant to any additional parking permits.
     12.     Signage. Tenant shall be entitled to Building Standard signage on the facade of the Building directly outside of the entrance to the Storage Space. Tenant shall be responsible for all costs incurred in connection with the installation, maintenance and modification of signage for Tenant.
     13.     Brokers. Tenant hereby warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than Travers Realty, Inc. representing Tenant, and Hines Interests Limited Partnership, representing Landlord (collectively, “Broker”). Each party agrees to indemnify and hold the other party harmless from and against the claims of any real estate broker, except for that outlined above with Broker, making claims by, through or under such party.
     14.     Entire Agreement. The Lease, as amended by this Amendment, constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof. The terms and conditions of this Amendment may not be changed, altered or modified except by an instrument in writing signed by the party against whom enforcement of such change would be sought. The Lease, as amended by this Amendment, shall be binding upon the parties hereto and their respective successors and permitted assigns.
     15.     Miscellaneous.
          A.     This Amendment shall be construed and governed in accordance with the laws of the State of Florida. All of the parties to this Amendment have participated fully in the negotiation and preparation hereof and, accordingly; this Amendment shall not be more strictly construed against any one of the parties hereto.
          B.     In the event any term or provision of this Amendment be determined by appropriate judicial authority to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or be construed as deleted as such authority determines, and the remainder of this Amendment shall be construed to be in full force and effect.
          C.     In construing this Amendment, the singular shall be held to include the plural, the plural shall include the singular, and the use of any gender shall include every other and all genders.
          D.     Descriptive headings contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Amendment.
          E.     This Amendment may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          F.     Tenant hereby represents and warrants to Landlord that: (i) Tenant has the full right and authority to enter into this Amendment; (ii) this Amendment is a binding and valid document enforceable in accordance with its terms; (iii) Tenant has not assigned, transferred or subleased its interest in the Storage Space; and (iv) Tenant has not taken any action that would result in a lien being filed against the interest of either Landlord or Tenant in the Storage Space.
          G.     This Amendment shall be deemed a part of the Lease, but shall take precedence over and supersede any provisions to the contrary contained in the Lease. Except as modified hereby, all of the provisions of the Lease, which are not in a conflict with the terms of this Amendment shall remain in full force and effect, including without limitation Section 8.4 of the Lease (which shall also apply with respect to all provisions of this Amendment). As modified hereby, the Lease is hereby ratified and confirmed in all respects.
     16.     Effect of Delivery. This Amendment shall not be effective, and shall not be relied upon by either party, until such time as it has been executed by a duly authorized officer of both Tenant and Landlord and a copy of this Amendment, which has been fully executed by both Landlord and Tenant, is delivered to Tenant.
     17. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AMENDMENT, OR THE LEASE, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST THE OTHER PARTY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AMENDMENT OR THE OTHER RELATED DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF UNLESS THE FAILURE TO RAISE THE SAME WOULD CONSTITUTE A WAIVER THEREOF.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

TENANT:

NCL (BAHAMAS) LTD., a Bermuda company D/B/A NORWEGIAN CRUISE LINE

Witnesses:

/s/ Sandra Dominguez		By:	/s/ Bonnie Biumi
Print Name:	Sandra Dominguez	Name:	Bonnie Biumi

		Title:	Executive Vice President & Chief Financial Officer

/s/ Rosanna Pina
Print Name:	Rosanna Pina

LANDLORD:

HINES REIT AIRPORT CORPORATE CENTER LLC, a Delaware limited liability company or its affiliate

		By:	HINES REIT PROPERTIES, L.P., a Delaware limited partnership Its Sole Member

			By:	HINES REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation Its General Partner

Witnesses:

By:
/s/ Ketinna Williams					/s/ Signature Illegible
Print Name:	Ketinna Williams				Name:

Its:

/s/ Terri Treadwell
Print Name:	Terri Treadwell

EXHIBIT A-1
TEMPORARY STORAGE SPACE

EXHIBIT A-2
PERMANENT STORAGE SPACE

EXHIBIT B
STORAGE SPACE BASE RENT

Storage Space Base Rental
Lease Year	Period	per Lease Year
1	07/20/07-11/30/07	[**]
2	12/01/07-11/30/08	[**]
3	12/01/08-11/30/09	[**]
4	12/01/09-11/30/10	[**]
5	12/01/10-11/30/11	[**]
6	12/01/11-06/30/12	[**]

Notes:	(a)	Lease Year “1” is the period commencing on the Storage Space Commencement Date and continuing until November 30, 2007.

	(b)	In addition to the Storage Space Base Rental, Tenant shall also be obligated to pay Additional Rental for the Storage Space, including, without limitation, Tenant’s Percentage Share of Storage Space Operating Expenses and parking rental pursuant to the terms of the Lease, as amended hereby.

EXHIBIT C
STORAGE SPACE OPERATING EXPENSES
          (a)     Landlord’s predecessor has constructed certain improvements on a certain tract or parcel of land described in Schedule C-1A (the “TSS Land”) attached hereto and incorporated herein by this reference, with improvements including a building commonly referred to as “Building 7”, located at 7400 Corporate Center Drive (N.W. 19th Street), Miami, Florida (the “TSS Building”) and the Parking Areas (as defined hereinafter). The TSS Building and all other improvements located on the TSS Land are hereinafter referred to as the “TSS Property”. Landlord’s predecessor has also constructed certain improvements on a certain tract or parcel of land described in Schedule C-1B (the “PSS Land”) attached hereto and incorporated herein by this reference, with improvements including a building commonly referred to as “Building 3”, located at 7245 Corporate Center Drive (N.W. 19th Street), Miami, Florida (the “PSS Building”) and the Parking Areas. The PSS Building and all other improvements located on the PSS Land are hereinafter referred to as the “PSS Property”. A site plan showing the PSS Property is attached hereto as Exhibit C-1B. The TSS Building, PSS Building, the Parking Areas, the TSS Land and the PSS Land are located within, and constitute a portion of the Project. The TSS Property and the PSS Property are collectively referred to herein as the “Storage Space Property”. The TSS Land and the PSS Land are collectively referred to herein as the “Storage Space Land”. The TSS Building and the PSS Building are collectively referred to herein as the “Building”.
          (b)     “Storage Space Operating Expenses” for each calendar year, shall consist of (i) all Storage Space Operating Costs (as defined hereinafter) for the Storage Space Property, and (ii) an amount equal to the sum of the total ownership, management, maintenance, repair, replacement and operating costs accruing during each such calendar year for other portions of the Project that are designated or maintained from time to time as common areas, including those areas which are for the benefit of the occupants of the Project whether or not so designated or maintained as common areas (net of any contribution received from time to time from the owners of the other portions of the Project for such expenses), including any amounts imposed upon the Storage Space Property pursuant to the Declaration.
          (c)     For the purposes of the Lease, “Storage Space Operating Costs” shall mean all expenses, costs and accruals (excluding therefrom, however, specific costs billed to or otherwise incurred for the particular benefit of specific tenants of the Building) of every kind and nature, computed on an accrual basis, incurred or accrued in connection with, or relating to, the ownership, operation, management, maintenance, repair and replacement of the Storage Space Property during each calendar year, including, but not limited to, the following:
(i)	wages and salaries, including taxes, insurance and benefits, of all on and off-site employees engaged in operations, management, maintenance, repair, replacement or access control, as reasonably allocated by Landlord and rent for and expenses associated with the Project’s management office;

(ii)	cost of all supplies, tools, equipment and materials to the extent used in operations, management, maintenance, repairs or replacements, as reasonably allocated by Landlord;

(iii)	cost of all utilities, including, but not limited to, the cost of electricity, the cost of water and the cost of power for heating, lighting, air conditioning and ventilating;

(iv)	the cost of trash and garbage removal, cleaning, vermin extermination and debris removal, and other services;

(v)	cost related to and fees payable under all maintenance, management and service agreements, including, but not limited to, a management fee contribution equal to three percent (3%) of the gross revenues of the Building;

(vi)	costs related to those agreements related to garage operations, window cleaning, janitorial service, pest control and landscaping maintenance;

(vii)	cost of inspections, repairs, maintenance and replacements (except to the extent covered by proceeds of insurance); provided the cost of capital repairs and replacements shall be amortized over such reasonable period of time as Landlord shall determine and only the portion of such costs allocable to any calendar year (plus interest on the unpaid balance of such costs) may be included in the Storage Space Operating Costs for such calendar year;

(viii)	the cost of legal and accounting services incurred by Landlord relating to management and maintenance of the Project but not including any such expenses related to leasing of space in the Project;

(ix)	amortization of the cost (plus interest on the unpaid balance of such costs) of any system, apparatus, device, or equipment which is installed for the principal purpose of (i) reducing Storage Space Operating Expenses, (ii) promoting safety, or (iii) complying with governmental requirements;

(x)	the cost of all insurance, including, but not limited to, the cost of casualty, rental loss and liability insurance, and insurance on Landlord’s personal property, plus the cost of all deductible and co-insurance payments made by Landlord in connection therewith;

(xi)	amounts due under easements, operating agreements, parking operating agreements, declarations, covenants or instruments encumbering the Storage Space Land;

(xii)	reasonable replacement reserves;

(xiii)	cost of maintaining, striping, repairing, replacing, repaving and lighting grounds, streets, parking areas, sidewalks, curbs, walkways, landscaping, drainage and lighting facilities; and

(xiv)	all taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Storage Space Land, Storage Space Property, Project, Parking Areas and related common areas or by others subsequently created or otherwise, and any other taxes, assessments and governmental charges attributable to the Storage Space Land, Storage Space Property, Project, Parking Areas and that portion of the common areas or their operation, excluding, however, taxes and assessments attributable to the personal property of other tenants, federal and state taxes on income, death taxes, franchise taxes, and any taxes imposed or measured on or by the income of Landlord from the operation of the Storage Space Property or imposed in connection with any change of ownership of the Storage Space Property. Tenant acknowledges and agrees that Landlord shall have the exclusive right to contest, protest and/or appeal taxes, assessments, levies, impositions on the Project, including the Storage Space Property. Consultation, legal fees and costs resulting from any challenge of tax assessments as reasonably allocated by Landlord shall also be included in Storage Space Operating Costs. It is agreed that Tenant shall be responsible for ad valorem taxes on its personal property and on the value of the Leasehold Improvements in the Storage Space to the extent that the same exceed the Tenant Improvement Allowance (and if the taxing authorities do not separately assess Tenant’s Leasehold Improvements, Landlord may make a reasonable allocation of the ad valorem taxes allocated to the Storage Space Property to give effect to this sentence). In the case of special taxes and assessments which may be payable in installments, only the amount of each installment accruing during a calendar year shall be included in the Storage Space Operating Costs for such year.
          (d)     Notwithstanding any language contained herein to the contrary, Tenant hereby agrees that, during any calendar year in which less than ninety-five percent (95%) of the Building is provided with Building Standard Services or is less than ninety-five percent (95%) occupied, Landlord shall compute all Variable Storage Space Operating Costs (as defined hereinafter) for such calendar year as though ninety-five percent (95%) of the Building were provided with Building standard services and ninety-five percent (95%) occupancy. For purposes of this Lease the term “Variable Storage Space Operating Costs” shall mean any operating cost that is variable with the level of occupancy of the Building, in Landlord’s reasonable judgment. In the event that Landlord excludes from Storage Space Operating Costs any specific costs billed to or otherwise incurred for the particular benefit of specific tenants of the Building or to other buildings within the Project, Landlord shall have the right to increase Storage Space Operating Costs by an amount equal to the cost of providing Building standard services similar to the services for which such excluded specific costs were billed or incurred. In no event shall Landlord receive from all tenants of the Building more than one hundred percent (100%) of any Storage Space Operating Costs.

SCHEDULE C-1A
TSS LAND

SCHEDULE C-1B
PSS LAND

Exhibit 4.64
FOURTH AMENDMENT
TO AIRPORT CORPORATE CENTER OFFICE LEASE
     THIS FOURTH AMENDMENT TO AIRPORT CORPORATE CENTER OFFICE LEASE AGREEMENT (this “Amendment”) is made as of this 10th day of December, 2007 by and between HINES REIT AIRPORT CORPORATE CENTER LLC, a Delaware limited liability company (“Landlord”), and NCL (BAHAMAS) LTD., a Bermuda company D/B/A NORWEGIAN CRUISE LINE (“Tenant”).
RECITALS
     A.     Landlord and Tenant entered into that certain Airport Corporate Center Office Lease Agreement dated December 1, 2006, as amended by that certain First Amendment dated December 1, 2006, that certain Second Amendment dated March 20, 2007 and that certain Third Amendment dated July 31, 2007 (collectively, the “Lease”) under which Tenant leases 222,747 Rentable Square Feet (the “Existing Premises”) consisting of: (A) 125,806 Rentable Square Feet in the building known as 7665 Corporate Center Drive (N.W. 19th Street), Miami, Florida, (B) 87,465 Rentable Square Feet in the building known as 7650 Corporate Center Drive (N.W. 19th Street), Miami, Florida, and (C) 9,476 Rentable Square Feet designated as Bay B in the building located at 7245 Corporate Center Drive (N.W. 19th Street), Miami, Florida; and
     B.     Landlord and Tenant desire to enter into this Amendment for the purposes of further expanding the Leased Premises and modifying the terms of the Lease and for the other purposes set forth herein.
TERMS
     NOW THEREFORE, for Ten Dollars ($10.00) and for the covenants and conditions of this Amendment, the receipt and sufficiency of which are acknowledged, Landlord and Tenant agree as follows:
     1.     Recitals. The foregoing recitals are correct and are incorporated herein by this reference.
     2.     Terms. All capitalized terms used herein but not defined herein shall have the meaning ascribed to such terms in the Lease.
     3.     Expansion Space. Effective upon the later of July 1, 2008, or such date as the existing tenant in the Expansion Space surrenders and vacates such premises (such later date being the “Expansion Space Commencement Date”), the following space shall be added to the Lease:

7,578 square feet of Rentable Square Feet, designated as Suite 290 in the building located at 7650 Corporate Center Drive (N.W. 19th Street), Miami, Florida (“Building 10”) and as generally described or depicted on Exhibit A, attached hereto and incorporated herein (the “Expansion Space”).
     4.     Term. Subject to and upon the terms and conditions set forth herein, or in any exhibit hereto, the term relating to the lease of Expansion Space as set forth in this Amendment shall commence on the Expansion Space Commencement Date and shall expire on January 31, 2019 (the “Expansion Space Term”).
     5.     Leased Premises. Effective as of the Expansion Space Commencement Date and throughout the Expansion Space Term: (A) the term “Leased Premises” shall mean both the Expansion Space and the Existing Premises, (B) the Expansion Space and Tenant’s use and occupancy thereof shall be subject to all of the terms, covenants, conditions and provisions of the Lease, as modified hereby; and (C) the Expansion Space shall be deemed for all purposes to be a part of the Leased Premises demised under the Lease.
     6.     Rental. Tenant’s obligations to pay the Base Rental for the Expansion Space (the “Expansion Space Base Rental”) and the Additional Rental for the Expansion Space shall commence on the Expansion Space Commencement Date. Tenant shall pay Landlord the Expansion Space Base Rental on the same terms and conditions as for Base Rental under the original Lease, and at the same rate per Rentable Square Foot for Base Rental as is from time to time applicable to the Leased Premises pursuant to Section 10.1(a) of the Lease. Tenant shall also be obligated to pay Additional Rental for the Expansion Space calculated in the same manner and pursuant to the same terms and conditions as for other Additional Rental pursuant to the terms of Section 2.3 of the Lease.
     7.     Tenant Improvement Allowance. Tenant shall receive a tenant improvement allowance in the amount of [**] (the “Tenant Improvement Allowance”) to apply towards cover the costs of Tenant’s architectural, engineering, design, construction (including all costs for refurbishment and reconstruction of the Expansion Premises, including utilities, security, and other building services (above and beyond services that are already provided under the Lease)), permitting, construction supervision costs, and moving costs; and otherwise subject to the terms and conditions of Section 5.1(a) of the Lease.
     8.     Letter of Credit. On or before the Expansion Space Commencement Date, Tenant shall deliver to Landlord a clean, irrevocable letter of credit (the “Expansion Space Letter of Credit”) established in Landlord’s (and its successors’ and assigns’) favor in the amount of [**] (the “Expansion Space Letter of Credit Amount”), issued by a federally insured banking or lending institution reasonably acceptable to Landlord and in the form and substance of Exhibit H to the Lease. The Expansion Space Letter of Credit shall specifically provide for partial draws and shall by its terms be transferable by the beneficiary thereunder. If Tenant fails to make any payment of rent or other charges due to Landlord under the terms of the Lease, as amended hereby, or otherwise defaults thereunder, beyond any applicable notice and cure period, Landlord, at Landlord’s option, may make a demand for payment under the Expansion Space Letter of Credit in an amount equal to the amounts then due

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and owing to Landlord under the Lease, as amended hereby. In the event that Landlord draws upon the Expansion Space Letter of Credit, Tenant shall present to Landlord a replacement Expansion Space Letter of Credit in the full Expansion Space Letter of Credit Amount satisfying all of the terms and conditions of this paragraph within twenty (20) days after receipt of notice from Landlord of such draw. Tenant’s failure to do so within such 20-day period will constitute a default under the Lease, as amended hereby, (Tenant hereby waiving any additional notice and grace or cure period), and upon such default Landlord shall be entitled to immediately exercise all rights and remedies available to it hereunder, at law or in equity. In the event that the Expansion Space Letter of Credit has an expiration date earlier than the expiration date of this Amendment and Tenant has not presented to Landlord a replacement Expansion Space Letter of Credit which complies with the terms and conditions of the Lease on or before thirty (30) days prior to the expiration date of any such Expansion Space Letter of Credit then held by Landlord, then Tenant shall be deemed in default hereunder and Landlord, in addition to all other rights and remedies provided for hereunder, shall have the right to draw upon the Expansion Space Letter of Credit then held by Landlord and any such amount paid to Landlord by the issuer of the Expansion Space Letter of Credit shall be held by Landlord as security for the performance of Tenant’s obligations hereunder. Any interest earned on such amounts shall be the property of Landlord. Landlord’s election to draw under the Expansion Space Letter of Credit and to hold the proceeds of the drawing under the Expansion Space Letter of Credit shall not be deemed a cure of any default by Tenant under the Lease, as amended hereby, and shall not relieve Tenant from its obligation to present to Landlord a replacement Expansion Space Letter of Credit which complies with the terms and conditions of this Amendment. Tenant acknowledges that any proceeds of a draw made under the Expansion Space Letter of Credit and thereafter held by Landlord may be used by Landlord to cure or satisfy any obligation of Tenant hereunder as if such proceeds were instead proceeds of a draw made under a Expansion Space Letter of Credit that remained outstanding and in full force and effect at the time such amounts are applied by Landlord to cure or satisfy any such obligation of Tenant. Tenant hereby affirmatively disclaims any interest Tenant has, may have, claims to have, or may claim to have in any proceeds drawn by Landlord under the Expansion Space Letter of Credit and held in accordance with the terms hereof. Without limiting the generality of the foregoing, Tenant expressly acknowledges and agrees that at the end of the term of Lease, as amended hereby (whether by expiration or earlier termination hereof), and if Tenant is not then in default under the Lease, as amended hereby, beyond any applicable notice and cure periods, Landlord shall return to the issuer of the Expansion Space Letter of Credit or its successor (or as such issuer may direct in writing) any remaining and unapplied proceeds of any prior draws made under the Expansion Space Letter of Credit, and Tenant shall have no rights, residual or otherwise, in or to such proceeds.
     9.     As-Is. Tenant accepts the Expansion Space in AS-IS condition. Tenant shall be solely responsible for the construction of any leasehold improvements to the Expansion Space, all of which shall be constructed and performed by Tenant in accordance with the terms and conditions of the Lease. Tenant shall not install any improvements which are not compatible with Landlord’s plans and specifications for the Building or which are not approved by Landlord or Landlord’s architect (which approval shall not be unreasonably withheld so long as these do not affect the Building structure, the Building systems, and are not visible from the exterior of the Expansion Space).

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     10.     Brokers. Tenant hereby warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than Studley, Inc. (as Agent) and Travers Realty, Inc. (as subagent of Studley, Inc.) representing Tenant, and Hines Interests Limited Partnership, representing Landlord (collectively, “Broker”). Each party agrees to indemnify and hold the other party harmless from and against the claims of any real estate broker, except for that outlined above with Broker, making claims by, through or under such party.
     11.     Entire Agreement. The Lease, as amended by this Amendment, constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof. The terms and conditions of this Amendment may not be changed, altered or modified except by an instrument in writing signed by the party against whom enforcement of such change would be sought. The Lease, as amended by this Amendment, shall be binding upon the parties hereto and their respective successors and permitted assigns.
     12.     Miscellaneous.
          A.     This Amendment shall be construed and governed in accordance with the laws of the State of Florida. All of the parties to this Amendment have participated fully in the negotiation and preparation hereof and, accordingly; this Amendment shall not be more strictly construed against any one of the parties hereto.
          B.     In the event any term or provision of this Amendment be determined by appropriate judicial authority to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or be construed as deleted as such authority determines, and the remainder of this Amendment shall be construed to be in full force and effect.
          C.     In construing this Amendment, the singular shall be held to include the plural, the plural shall include the singular, and the use of any gender shall include every other and all genders.
          D.     Descriptive headings contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Amendment.
          E.     This Amendment may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
          F.     Tenant hereby represents and warrants to Landlord that: (i) Tenant has the full right and authority to enter into this Amendment; (ii) this Amendment is a binding and valid document enforceable in accordance with its terms; (iii) Tenant has not assigned, transferred or subleased its interest in the Expansion Space; and (iv) Tenant has not taken any action that would result in a lien being filed against the interest of either Landlord or Tenant in the Expansion Space.
          G.     This Amendment shall be deemed a part of the Lease, but shall take precedence over and supersede any provisions to the contrary contained in the Lease. Except as modified hereby, all of the provisions of the Lease, which are not in a conflict with the terms of this Amendment shall remain in full force and effect, including without limitation Section 8.4 of the Lease (which shall also apply with respect to all provisions of this Amendment). As modified hereby, the Lease is hereby ratified and confirmed in all respects.

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     13.     Effect of Delivery. This Amendment shall not be effective, and shall not be relied upon by either party, until such time as it has been executed by a duly authorized officer of both Tenant and Landlord and a copy of this Amendment, which has been fully executed by both Landlord and Tenant, is delivered to Tenant.
     14.     WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE LEASE IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST THE OTHER PARTY.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

TENANT:

NCL (BAHAMAS) LTD., a Bermuda company D/B/A NORWEGIAN CRUISE LINE

Witnesses:

/s/ Sandra Dominguez		By:	/s/ Kevin Sheehan
Print Name:	Sandra Dominguez	Name:	Kevin Sheehan

		Title:	EVP & CFO

/s/ Yakelia Chirino
Print Name:	Yakelia Chirino

[signatures continued on following page]

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LANDLORD:

HINES REIT AIRPORT CORPORATE CENTER LLC, a Delaware limited liability company or its affiliate

		By:	HINES REIT PROPERTIES, L.P., a Delaware limited partnership Its Sole Member

			By:	HINES REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation Its General Partner

Witnesses:

By:
/s/ Ketinna Williams					/s/ Charles N. Hazen
Print Name:	Ketinna Williams				Name: Charles N. Hazen

Its: Manager

/s/ Jack Beutteu
Print Name:	Jack Beutteu

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EXHIBIT A
EXPANSION SPACE

270
290
250

# AIRPORT CORPORATE CENTER
## BUILDING 10 - SECOND FLOOR
## 7650 CORPORATE CENTER DRIVE

7300 Corporate Center Drive, Suite 100
Miami, FL 33126
305-468-6200 Main 305-468-6201 Fax

SCALE :
0 15 30 45 FEET

DATE: 11-01-02

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